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                                              EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 4,558,065 shares of its common stock and $230,000,000 of its 3.5% Convertible Subordinated Notes due October 17, 2007, and to the incorporation by reference of our report dated January 24, 2000, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in its Amended Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission, and of our report dated January 5, 2001, with respect to the financial statements of Bradford Particle Design plc included in Inhale Therapeutic Systems, Inc.'s Current Report on
Form 8-K filed on January 11, 2001 with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Palo Alto, California
January 31, 2001